PERSONAL USE OF CORPORATE AIRCRAFT
                                             SENIOR TEAM (Except CEO)


AII Services provides private aircraft for the safe and efficient business transport of senior company personnel. In addition, at the CEO's discretion, certain executives are eligible to use the aircraft for personal travel within the following guidelines:

Eligibility

Senior Team members (except the CEO, covered by a separate policy) are authorized to use the aircraft for personal travel for a maximum of five hours jet travel (or an equivalent time for the same cost using less costly aircraft) per calendar year. Round trips exceeding 72 hours elapsed time are not covered under this policy.

Authorization and Reporting

All personal use of company aircraft must be authorized by the CEO in advance.

The CEO, at his discretion, may approve personal usage in excess of five hours (or an equivalent time for the same cost using less costly aircraft) by Senior Team members or other associates, for personal or family emergencies, and determine if the cost of such usage is paid by the company or borne by the associate.

All personal use must be documented, indicting passengers, dates, hours uses, legs taken and fuel and maintenance required.

Each executive is responsible for promptly reporting the details of the trip to Accounting.

The value of the trip, using SIFL rates, will be reported as imputed income according to state and federal tax requirements.

The value will be "grossed up" to account for state and federal taxes as appropriate.

Other

Customary aircraft-related expenses (fuel, maintenance, pilot fees, etc.) incurred for personal use, within these guidelines, will be paid by the Company. All other expenses (such as catering) are to be borne by the executive.

The executive must travel with the party on trips covered by this policy, unless the CEO authorizes the party travel without the executive.

Business travel needs will override personal use requests.

The Compensation Committee of the Board will review a summary of personal use for senior executives each year.